                                                                    Exhibit 99.1
(LOGO)

                         NARRAGANSETT/DSI ACQUISITION
                          CO., INC. AND SUBSIDIARIES

                      Consolidated Financial Statements

                          December 31, 1994 and 1993

                 (With Independent Auditors' Report Thereon)

            NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

                               Table of Contents

                                                                          Page
                                                                          ----
Independent Auditors' Report                                               1

Consolidated Balance Sheets                                                2

Consolidated Statements of Income                                          3

Consolidated Statements of Changes in Stockholder's Equity                 4

Consolidated Statements of Cash Flows                                     5-6

Notes to Consolidated Financial Statements                               7-16

(LOGO) PEAT MARWICK LLP

       500 Fleet Center
       50 Kennedy Plaza
       Providence, RI 02903-9605




                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Narragansett/DSI Acquisition Co., Inc.:

We have audited the accompanying consolidated balance sheets of Narragansett/DSI Acquisition Co., Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholder's equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Narragansett/DSI Acquisition Co., Inc. and subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in note 11 to the financial statements, Narragansett/DSI Acquisition Co., Inc.'s wholly owned subsidiary, Dryvit Systems, Inc., has experienced rust related warranty expense arising from prior years sales. Dryvit Systems, Inc. has made provision for reported claims. However, future levels of rust related warranty expense for unreported claims, if any, cannot be reasonably estimated at this time. Accordingly, no additional provision for any liability that may result has been recognized in the accompanying financial statements.
                                                   /s/ KPMG PEAT MARWICK LLP

Providence, Rhode Island                               KPMG Peat Marwick LLP
February 28, 1995

           NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

                         Consolidated Balance Sheets

                          December 31, 1994 and 1993


                                  Assets                                                               1994                1993
                                  ------                                                               ----                ----
Current assets:
  Cash (note 7)                                                                                    $ 2,094,501            744,645
  Trade accounts receivable, less allowance for doubtful receivables
    of $851,213 in 1994 and $1,600,550 in 1993                                                       5,332,990          6,568,948
  Other receivables, less allowance for doubtful receivables of $171,406
    in 1994 and $155,492 in 1993                                                                       206,875            337,046
  Inventories (note 2)                                                                               2,380,712          2,417,537
  Prepaid expenses (note 3)                                                                            301,191            671,414
  Deferred income taxes (note 8)                                                                       733,162            896,708
                                                                                                   -----------         ----------
    Total current assets                                                                            11,049,431         11,636,298
                                                                                                   -----------         ----------

Property, plant and equipment (notes 4 and 10)                                                      12,915,205         12,049,790
Less accumulated depreciation                                                                       (3,992,454)        (3,205,577)
                                                                                                   -----------         ----------
    Net property, plant and equipment                                                                8,922,751          8,844,213
                                                                                                   -----------         ----------
Goodwill, less accumulated amortization                                                             20,654,371         21,241,676
Non-compete agreement, less accumulated amortization                                                   256,833          1,797,833
Other assets, less accumulated amortization (notes 5 and 6)                                          1,267,069          2,346,350
                                                                                                   -----------         ----------
                                                                                                   $42,150,455         45,866,370
                                                                                                   ===========         ==========

See accompanying notes to consolidated financial statements.

                             Liabilities and Stockholder's Equity                                       1994              1993
                             ------------------------------------                                       ----              ----
Current liabilities:
  Current installments of long-term debt (note 7)                                                   $   758,704               --
  Current installments of obligations under capital leases (note 7)                                      32,150             29,526
  Accounts payable - trade                                                                            2,378,120          2,083,009
  Accrued expenses                                                                                    5,365,253          5,183,217
  Income taxes payable                                                                                  812,146            163,073
                                                                                                    -----------         ----------
    Total current liabilities                                                                         9,346,373          7,458,825

Long-term debt, excluding current installments (notes 7 and 9)                                       14,430,406         24,146,737
Deferred income taxes (note 8)                                                                        1,071,403          1,062,410
                                                                                                    -----------         ----------
    Total liabilities                                                                                24,848,182         32,667,972
                                                                                                    -----------         ----------
Stockholder's equity (note 12):
  Voting, Class A common stock, $.01 par value. Authorized 100,000 shares;
    issued and outstanding 46,200 shares                                                                    462                462
  Nonvoting, Class A preferred stock, $.01 par value. Authorized 4,130
    shares; issued and outstanding 3,500 shares                                                              35                 35
  Voting Class B convertible participating preferred stock, $.01 par value.
    Authorized 39,800 shares; issued and outstanding 30,800 shares                                          308                308
  Additional paid in capital                                                                         10,499,195         10,499,195
  Retained earnings                                                                                   6,775,920          2,661,270
  Equity adjustment from foreign currency translation                                                    26,353             37,128
                                                                                                    -----------         ----------
    Total stockholder's equity                                                                       17,302,273         13,198,398
                                                                                                    -----------         ----------
Commitments and contingencies (note 10).
                                                                                                    $42,150,455         45,866,370
                                                                                                    ===========         ==========

           NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

                      Consolidated Statements of Income

                    Years ended December 31, 1994 and 1993


                                                                                                        1994              1993
                                                                                                        ----              ----
Net sales                                                                                           $65,653,838         57,966,042
Cost of sales                                                                                        36,913,569         31,313,829
                                                                                                    -----------         ----------
    Gross profit                                                                                     28,740,269         26,652,213
Selling, general and administrative expenses (notes 13, 14 and 15)                                   18,907,844         19,467,446
                                                                                                    -----------         ----------
    Operating income                                                                                  9,832,425          7,184,767
                                                                                                    -----------         ----------
Other income (expense):
Interest income                                                                                          18,512             16,641
Interest expense                                                                                     (2,553,597)        (3,393,669)
Miscellaneous, net (note 5)                                                                             157,705            114,451
                                                                                                    -----------         ----------
                                                                                                     (2,377,380)        (3,262,577)
                                                                                                    -----------         ----------
    Income before income taxes                                                                        7,455,045          3,922,190
Income tax expense (note 8)                                                                           3,340,395            583,421
                                                                                                    -----------         ----------
    Net income                                                                                      $ 4,114,650          3,338,769
                                                                                                    ===========         ==========

See accompanying notes to consolidated financial statements.

                             Liabilities and Stockholder's Equity                                       1994              1993
                             ------------------------------------                                       ----              ----
Current liabilities:
  Current installments of long-term debt (note 7)                                                   $   758,704               --
  Current installments of obligations under capital leases (note 7)                                      32,150             29,526
  Accounts payable - trade                                                                            2,378,120          2,083,009
  Accrued expenses                                                                                    5,365,253          5,183,217
  Income taxes payable                                                                                  812,146            163,073
                                                                                                    -----------         ----------
    Total current liabilities                                                                         9,346,373          7,458,825

Long-term debt, excluding current installments (notes 7 and 9)                                       14,430,406         24,146,737
Deferred income taxes (note 8)                                                                        1,071,403          1,062,410
                                                                                                    -----------         ----------
    Total liabilities                                                                                24,848,182         32,667,972
                                                                                                    -----------         ----------
Stockholder's equity (note 12):
  Voting, Class A common stock, $.01 par value. Authorized 100,000 shares;
    issued and outstanding 46,200 shares                                                                    462                462
  Nonvoting, Class A preferred stock, $.01 par value. Authorized 4,130
    shares; issued and outstanding 3,500 shares                                                              35                 35
  Voting Class B convertible participating preferred stock, $.01 par value.
    Authorized 39,800 shares; issued and outstanding 30,800 shares                                          308                308
  Additional paid in capital                                                                         10,499,195         10,499,195
  Retained earnings                                                                                   6,775,920          2,661,270
  Equity adjustment from foreign currency translation                                                    26,353             37,128
                                                                                                    -----------         ----------
    Total stockholder's equity                                                                       17,302,273         13,198,398
                                                                                                    -----------         ----------
Commitments and contingencies (note 10).
                                                                                                    $42,150,455         45,866,370
                                                                                                    ===========         ==========


            NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

           Consolidated Statements of Changes in Stockholder's Equity

                     Years ended December 31, 1994 and 1993


                                                                                 $.01 par
                                                                                convertible
                                               $.01 par         $.01 par      participating
                                                common          preferred        preferred       Additional
                                                 stock            stock            stock          paid-in
                                               Class A          Class A          Class B          Capital
                                               -------          -------          -------          -------


Balances at December 31, 1992                   $ 462               35              308           10,499,195

Net income                                         --               --               --                --

Equity adjustment from foreign
  currency translation                             --               --               --                --
                                                  ---              ---              ---           ----------

Balances at December 31, 1993                     462               35              308           10,499,195

Net income                                         --               --               --                --

Equity adjustment from foreign
  currency transaction                             --               --               --                --
                                                  ---              ---              ---           ----------
Balances at December 31, 1994                   $ 462               35              308           10,499,195
                                                =====               ==              ===           ==========







                                                 Retained
                                                 earnings                         Total
                                              (accumulated)        Equity      stockholder's
                                                 deficit         adjustment       equity
                                                 -------         ----------       ------


Balances at December 31, 1992                     (677,499)         57,856       9,880,357

Net income                                       3,338,769            --         3,338,769

Equity adjustment from foreign
  currency translation                                  --         (20,728)        (20,728)
                                                ----------         -------      ----------

Balances at December 31, 1993                    2,661,270          37,128      13,198,398

Net income                                       4,114,650            --         4,114,650

Equity adjustment from foreign
  currency transaction                                 --          (10,775)        (10,775)
                                                 ----------         ------         -------
Balances at December 31, 1994                    6,775,920          26,353      17,302,273
                                                 ==========         ======      ==========


See accompanying notes to consolidated financial statements.

            NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                     Years ended December 31, 1994 and 1993






Cash flows from operating activities:
  Net income                                                                        $ 4,114,650        3,338,769
                                                                                    -----------        ---------
Adjustments to reconcile net income to net cash provided by
operating activities:
  Depreciation and amortization                                                       3,443,058        3,415,674
  Loss on sale of fixed assets                                                            1,037           72,106
  Loss on disposal of interest in joint ventures                                         38,328            --
  Provision for losses on accounts receivable                                           220,164        1,317,010
  Provision for warranty expenses                                                     2,407,343        2,183,817
  Equity in income of joint ventures                                                      --             (58,024)
  Gain on discontinuation of employee benefit plan                                     (203,221)             --
  Deferred tax expense                                                                  179,638            8,757
                                                                                    -----------        ---------

         Adjustments related to income statement activity                             6,086,347        6,939,340
  Changes in assets and liabilities
    Decrease (increase) inaaccounts receivable                                        1,097,652         (601,158)
    Decrease (increase) in inventories                                                   14,053         (422,311)
    Decrease in goodwill due to allocation of tax benefits                                --             176,000
    Decrease (increase) in prepaid expenses                                            (120,728)          91,852
    Decrease in prepaid employee benefit plan due
      to discontinuation                                                                694,172            --
    Decrease in accounts payable and accrued expenses                                (1,880,271)      (1,082,930)
    Increase in income tax payable                                                      653,359          141,343
    Decrease in refundable income taxes                                                    --             55,453
    Decrease in other assets                                                              2,039           54,536
                                                                                    -----------        ---------

         Total adjustments                                                            6,546,623        5,352,125
                                                                                    -----------        ---------

         Net cash provided by operating activities                                   10,661,273        8,690,894
                                                                                    -----------        ---------
Cash flows from investing activities:
  Capital expenditures for property, plant and equipment                             (1,216,404)        (428,113)
  Capital expenditures for intangible assets                                            (64,102)         (43,901)
  Proceeds from sale of fixed assets                                                     93,299           18,154
  Proceeds from sale of interest in joint ventures                                      716,480             --
                                                                                    -----------        ---------

         Net cash used in investing activities                                         (470,727)        (453,860)
                                                                                    -----------        ---------

                                                                     (Continued)

            NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

                     Years ended December 31, 1994 and 1993



                                                                                        1994            1993
                                                                                        ----            ----
Cash flows from financing activities:
  Payments on long-term debt and revolving line of credit                           $(8,835,016)      (8,079,519)
                                                                                    -----------        ---------
         Net cash used in financing activities                                       (8,835,016)      (8,079,519)
                                                                                    -----------        ---------
Effect of exchange rate changes on cash                                                  (5,674)           5,229
                                                                                    -----------        ---------

Net increase in cash and cash equivalents                                             1,349,856          162,744

Cash and cash equivalents at beginning of year                                          744,645          581,901
                                                                                    -----------        ---------

Cash and cash equivalents at end of year                                            $ 2,094,501          744,645
                                                                                    ===========        =========

  Supplemental disclosures of cash flow information:
    Cash paid during the period for:
      Interest                                                                        2,553,597        3,393,669
      Income taxes                                                                  $ 2,507,398          249,717
                                                                                    ===========        =========



      A capital lease obligation of $144,030 was incurred in the year ended
         December 31, 1993 when the Company entered into leases for new equipment (note 9).


See accompanying notes to consolidated financial statements.

            NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1994 and 1993




(1) Summary of Significant Accounting Policies
  (a) Principles of Consolidation
    The consolidated financial statements include the accounts of Narragansett/DSI Acquisition Co., Inc. (the "Holding Company"), its wholly-owned subsidiary, Dryvit Systems, Inc. (the "Company") and its wholly-owned subsidiaries: Dryvit Systems Canada, Ltd. ("DSCL"), Dryvit Systems Australia, Ltd. ("Australia"), Dryvit Systems New Zealand, Ltd. ("NZ"), Dryvit Systems FSC, Inc. and Tech-21 Panel Systems, Inc. ("Tech-21"). All significant intercompany transactions and balances have been eliminated.

  (b) Inventories
    Inventories are stated at the lower of cost or market. Cost is determined by using the last-in, first-out (LIFO) method for manufacturing inventories and by using the first-in, first-out (FIFO) method for resale inventories and inventories owned by DSCL.

  (c) Property, Plant and Equipment
    Property, plant and equipment are stated at cost. Buildings, machinery, and equipment are depreciated using the straight-line method over the estimated useful lives of the respective assets.

  (d) Income Taxes
    The Holding Company prepares a consolidated tax return. The Company is included in this consolidated tax return and accounts for substantially all of the Holding Company's consolidated taxable income.

    Income tax expense is provided for and reported in the accompanying statements of income regardless of when such tax is payable. Deferred income taxes result from the recognition of certain income and expense items in different time periods for financial statement and tax return purposes.

    Deferred income taxes have not been provided on the undistributed earnings of foreign subsidiaries and joint ventures, as such earnings are intended to be indefinitely reinvested by the Company.

  (e) Profit Sharing Plan
    The Company has a voluntary, contributory 401(k) profit sharing plan covering all eligible employees. All contributions to the plan by Dryvit Systems, Inc. are discretionary. Under the plan, eligible employees can contribute up to 10% of their annual compensation.

  (f) Warranty
    The Company accrues for reported warranty claims based on the estimated costs to repair. Estimated costs are based on either actual bids received for repairs or a calculation of square footage of affected areas times the applicable per square foot rate to repair. The Company has established the rates to repair based on agreements with independent repair companies and historical calculations for each method of repair.

            NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

  (g) Intangible Assets
    Intangible assets are stated at cost and are shown net of amortization.
      Intangibles are amortized using the straight-line method over 40 years for goodwill, 5 years for the non-compete agreement and the term of the related debt for deferred financing costs. Other intangibles are amortized utilizing the straight-line method over various estimated lives, not exceeding 40 years.

  (h) Consolidated Statements of Cash Flows
    For the purposes of the Consolidated Statements of Cash Flows, the Company considers cash held in banks and the negative revolver balance (note 7) as cash and cash equivalents.

  (i) Foreign Currency Translation
    Foreign currency financial statements are translated into dollars at current rates, except that revenues, costs and expenses are translated at average rates during each reporting period. Adjustments resulting from translation of financial statements are reflected as a separate component of stockholder's equity.

  (j) Presentation
    Certain prior year amounts have been reclassified to conform to current year presentation.

(2) Inventories
  At December 31, 1994 and 1993, inventories are classified and valued as follows:

                                                 1994           1993
                                                 ----           ----

Manufacturing inventories (LIFO)               $1,538,488      1,493,661
Resale inventories (FIFO)                         448,797        529,099
Manufacturing and resale inventory DSCL (FIFO)    393,427        394,777
                                               ----------      ---------
          Total inventories                     2,380,712      2,417,537
                                               ==========      =========

  The components of inventories (e.g., raw materials and finished goods) have not been disclosed as the computation would require a percentage allocation of the LIFO dollar base for manufacturing inventories which is only coincidentally related to the components of inventories.

  If the first-in, first-out (FIFO) method of inventory valuation had been used, manufacturing inventories would have been $76,821 and $165,820 higher than that reported at December 31, 1994 and 1993, respectively.

(3) Employee Benefit Plan
  At December 31, 1993 the Company had a Voluntary Employee Benefit Plan which covered substantially all employees. Provisions of the Plan, among other things, provided for payment of certain employee benefits into the Plan for later disbursement to parties providing the benefits. The Plan was discontinued during the year ended December 31, 1994, and all employee benefits previously provided through the Plan were paid directly by the Company.
                                                                     (Continued)

            NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

  The estimated obligations under the Plan were $490,951 at December 31, 1993.
    For financial statement purposes, the estimated obligation was considered a prepaid asset until the benefit payment obligation was incurred and was included in prepaid expenses at December 31, 1993. Proceeds received upon dissolution of the Plan were $694,172.

(4) Property, Plant and Equipment
  A summary of property, plant and equipment follows:

                                                                                 1994              1993
                                                                                 ----              ----
Land                                                                          $ 1,324,425         1,344,655
Buildings                                                                       4,462,060         4,274,165
Building improvements                                                           1,843,178         1,842,787
Machinery and equipment                                                         4,778,958         4,124,713
Furniture and fixtures                                                            273,986           256,495
Automobiles                                                                        70,734            45,111
Capital leases (see note 9)                                                       161,864           161,864
                                                                              -----------        ----------
                                                                               12,915,205        12,049,790
Less accumulated depreciation                                                  (3,992,454)       (3,205,577)
                                                                              -----------        ----------

                                                                              $ 8,922,751         8,844,213
                                                                              ===========        ==========

  Depreciation expense amounted to $924,886 and $899,145 for the years ended December 31, 1994 and 1993.

(5) Investments in Joint Ventures
  The Company accounts for certain investments in joint ventures using the equity method of accounting. The following is a listing of such investments in joint ventures and their related carrying values at December 31, 1994 and 1993, and the equity in income of the investments for the years ended December 31, 1994 and 1993. The carrying values of the investments are included in other assets and the equity in income of the investments is included in miscellaneous income.

                                                       1994                                  1993
                                     --------------------------------------    -----------------------------------
                                     Carrying      Equity in       Percent     Carrying    Equity in       Percent
  Investment                           Value        Income        Ownership     Value        Income       Ownership
  ----------                           -----        ------        ---------     -----        ------       ---------
  Hyosung-Dryvit Co., Ltd.            $  --           --              0%        739,808       58,024       40.0%
  Browne-Dryvit Limited                  --           --              0%         15,000         --         50.0%
                                      -------       ------                      -------       ------
                                      $  --           --                        754,808       58,024
                                      =======       ======                      =======       ======

  Dryvit sold all of its shares in Hyosung-Dryvit Co., Ltd., in 1994 to the majority shareholder. The Company received $696,500 from the majority shareholder on May 11, 1994. The difference between the December 31, 1993 carrying value and the amount received is included in miscellaneous, net.

  The investment in Browne-Dryvit Limited was written down in 1993 to its expected net realizable value of $15,000. During 1994 the Company received $19,980 and the joint venture was terminated.

            NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

(6) Other Assets
  Included in other assets are $816,588 and $1,121,339 of deferred financing costs at December 31, 1994 and 1993, respectively, net of applicable amortization, which are being amortized over the remaining term of the related debt which does not exceed 10 years. Amortization expense amounted to $302,051 and $293,207 for the years ended December 31, 1994 and 1993.

  Also included in other assets is $34,970 and $50,789 of computer software costs at December 31, 1994 and 1993, respectively, net of applicable amortization. Amortization expense amounted to $21,648 and $25,563 for the years ended December 31, 1994 and 1993.

(7) Long-Term Debt
  Long-term debt consists of the following:

                                                                                   1994                 1993
                                                                                   ----                 ----
Revolving credit note  payable under a line of credit  agreement that permits the Company to borrow up to the "Additonal Borrowing Base"
 plus the lesser of (1) eligible receivables or (2) $6,500,000. The
 "Additional Borrowing Base" at December 31, 1994 was $8,200,000 and
 is subject to mandatory quarterly reductions of $1,025,000 per quarter from March 1, 1995 through December 1, 1996. Interest is payable monthly
 at a rate equal to prime plus 1.5%                                              $  --                7,424,364


Fixed  rate note  payable in  quarterly amounts  commencing in  March
 1997 through December 1998. Principal payments are payable in different amounts quarterly in 1997 and 1998. Interest payable monthly throughout
 the term of the loan at a rate equal to 14.5%.                                   13,589,348         15,000,000

Note payable in quarterly amounts  commencing in  March 1995 through
 December 1996. Interest is payable monthly throughout the term of the
 loan at the Canadian prime rate plus 2.0%.                                        1,517,408          1,607,869

Obligations under capital leases (see note 9)                                        114,504            144,030
                                                                                 -----------         ----------

         Total                                                                    15,221,260         24,176,263

Less: current installment of long-term debt and obligations under
 under capital leases                                                               (790,854)           (29,526)
                                                                                 -----------         ----------
         Long-term debt                                                          $14,430,406         24,146,737
                                                                                 ===========         ==========

           NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

  The loan agreement dated March 1, 1990 as amended on July 29, 1992 and February 17, 1995 covers the fixed rate note payable and the revolving credit note payable. The availability under the terms of the revolving credit note payable terminates on March 1, 1997 at which time full payment of the outstanding balance is due. The amended loan agreement contains restrictive covenants which establish minimums for consolidated cash flows and consolidated interest coverage ratios and maximums for funded debt to cash flow ratios, extraordinary warranty expenditures and capital expenditures. At December 31, 1994, the Company was in compliance with these covenants except for the covenant relating to the limitation on extraordinary warranty expenditures. In an agreement dated February 17, 1995, the lender agreed to waive the violation for the year ended December 31, 1994 and amended the covenant's limitations for future years.

  Under the terms of a lock-box arrangement included in the loan agreement, it is possible for the Company to achieve a negative revolver balance due to deposits to the lockbox in excess of borrowings under the revolving credit note payable. As of December 31, 1994, the negative revolver balance amounted to $1,878,750 and is classified as cash.

  The aggregate maturities of long-term debt, (excluding the mandatory reductions as described above under the revolving credit note payable and maturities of obligations under capital lease which are disclosed in note
    9), for each of the five years ending December 31, 1999 are as follows:
    1995 - $758,704; 1996 - $758,704; 1997 - $7,000,000, 1998 - $6,589,348; and
    1999 - $0.

  Mandatory reductions of the Additional Borrowing Base are expected to be offset at any point in time by the credit availability provided for by the eligible receivables borrowing base.

(8) Income Taxes
  Income tax expense (benefit) consists of:

                                                                                                       Charge in
                                                                         Current          Deferred    Lieu of Tax           Total
                                                                         -------          ---------   -----------           -----
    1994:
      Federal                                                          $2,482,686         120,204            --           2,602,890
      State                                                               575,577          44,792            --             620,369
      Foreign                                                             109,593           7,543            --             117,136
                                                                       ----------         -------         -------         ---------
        Total income tax expense                                       $3,167,856         172,539            --           3,340,395
                                                                       ==========         =======         =======         =========
    1993:
      Federal                                                          $  262,729          53,908         165,440           482,077
      State                                                                33,543         (37,394)         10,560             6,709
      Foreign                                                             107,414         (12,779)           --              94,635
                                                                       ----------         -------         -------           -------
        Total income tax expense                                       $  403,686           3,735         176,000           583,421
                                                                       ==========         =======         =======           =======

                                                                     (Continued)

            NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

  Income tax (benefit) expense amounted to $3,340,395 for 1994 and $583,421 for 1993. The actual tax expense for both 1994 and 1993 differs from the "expected" tax expense (computed by applying the U.S. Federal corporate tax rate of 34% to earnings before income taxes) as follows:

                                                                                    1994               1993
                                                                                    ----               ----
Computed "expected" tax expense                                                   $2,534,715          1,333,545
Expense of foreign subsidiary tax on income at greater than 34%                       40,916              --
State tax net of Federal tax benefit                                                 409,444            161,700
Non-taxable net loss (profit) of unconsolidated subsidiary
  and joint ventures                                                                  17,230            (19,727)
Meals and entertainment                                                               24,575             11,206
Nondeductible amortization of intangibles                                            232,498            242,760
Other                                                                                 84,025            (11,916)
Charge in lieu of taxes resulting from recognition of tax benefits
  charged to goodwill                                                                  --               176,000
Change in valuation allowance                                                         (3,008)        (1,310,147)
                                                                                  ----------          ---------

           Total income tax expense                                               $3,340,395            583,421
                                                                                  ==========          =========

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1994 and 1993 are presented below:

                              Deferred Tax Asset                                      1994             1993
                              ------------------                                      ----             ----
  Net operating loss carryforward                                                 $    7,270            --
  Reserve for bad debts                                                              293,282          551,355
  Reserve for product warranties                                                     402,420          591,663
  Reserve for compensated absences and other benefits                                 84,247           76,128
                                                                                  ----------        ---------

            Total gross deferred tax assets                                          787,219        1,219,146

  Less:  Valuation allowance                                                         (26,341)         (29,349)
                                                                                  ----------        ---------

            Gross deferred tax assets net of valuation allowance                     760,878        1,189,797
                                                                                  ----------        ---------

  Depreciation and amortization                                                    1,062,587        1,062,410
  Employee benefits                                                                     --            252,008
  Other                                                                               36,532           41,081
                                                                                  ----------        ---------

            Total gross deferred tax liability                                     1,099,119        1,355,499
                                                                                  ----------        ---------

            Net deferred tax liability                                            $  338,241          165,702
                                                                                  ==========        =========

                                                                     (Continued)

            NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

                       Deferred Tax Liability                                      1994             1993
                       ----------------------                                      ----             ----
The net deferred tax liability is comprised as follows:
  Net current deferred tax asset                                                $  733,162          896,708
  Net long-term deferred tax liability                                           1,071,403        1,062,410
                                                                                ----------        ---------

                                                                                $  338,241          165,702
                                                                                ==========        =========

  The cumulative amounts of undistributed earnings of the Company's foreign subsidiaries and joint ventures amounted to approximately $579,869 and $609,636 at December 31, 1994 and 1993, respectively, all of which are considered to be indefinitely reinvested.

  It is management's assertion that it is more likely than not that the results of future operations will generate sufficient taxable income to realize gross deferred tax assets net of valuation allowance.

  The Holding Company has been assessed by the Internal Revenue Service per an examination of certain prior years tax returns. Deductions principally related to costs incurred in connection with the Company's acquisition by the parent have been disallowed by the IRS. The Company believes that the assessment is without merit and is vigorously defending its position on these matters. If the Company is unsuccessful in its negotiations with the IRS, any portion of the tax deductions lost would not have a material impact on financial position or results of operations.

(9) Capital leases
  The Company has eight capital leases expiring in various years through 1998.
    The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the lesser of the related lease terms or their estimated productive lives. Depreciation of the assets under capital leases is included in depreciation expense.

  Following is a summary of property held under capital leases:

                                                                                         1994             1993
                                                                                         ----             ----
       Forklifts                                                                      $ 161,864          161,864
       Less:  Accumulated depreciation                                                  (53,177)         (20,804)
                                                                                      ---------          -------

                                                                                      $ 108,687          141,060
                                                                                      =========          =======

                                                                     (Continued)

            NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

  Future minimum lease payments at December 31, 1994 under capital leases are as follows:

                                                                                                        Amount
                                                                                                        ------
    1995                                                                                                $ 39,515
    1996                                                                                                  39,515
    1997                                                                                                  36,104
    1998                                                                                                  13,914
    Subsequent to 1998
                                                                                                        --------

        Total minimum lease payments                                                                     129,048

    Less: Amount representing interest                                                                   (14,544)
                                                                                                        --------

        Present value of minimum lease payments                                                         $114,504
                                                                                                        ========

  The interest rate of 7.5% on capitalized leases is based on the Company's incremental borrowing rate at the inception of each lease.

  All capital leases contain purchase options, which provide for pricing at the expected fair value of the equipment at the expiration of the lease term.

(10) Commitments and Contingencies
 As of December 31, 1994, the Company had under operating leases certain office equipment and automobiles.

  The following is a schedule by years of future minimum rental payments required under operating leases as of December 31, 1994 (all current leases expire by December 31, 1997):

    Year ending December 31:
      1995                                                                                             $  45,150
      1996                                                                                                27,415
      1997                                                                                                11,582

  Total rental expense under operating leases amounted to $116,785 and $164,406 for the years ended December 31, 1994 and 1993.

  The Company is party to various claims and lawsuits, all of which are being contested. In the opinion of management, the ultimate liability with respect to these actions and claims will not have a material adverse effect on either the Company's financial position or its results of operations.

                                                                     (Continued)

           NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

  The Company periodically receives claims from customers relating to product or application failure. After investigation by the Company and determination of the cause of the failure, Dryvit may decide to repair the failure or participate in an appropriate remedy. This decision is based on factors relating to the extent of actual material failure and customer goodwill. Warranty expense, including the amounts relating to rust (note
    11), amounted to $2,407,343 (net of the reversal of an overaccrual from
    1993) and $2,183,817 for the years ended December 31, 1994 and 1993 and is included in selling, general and administrative expenses.

(11) Rust Warranty Claims
  The Company periodically receives warranty claims relating to rust spotting and staining that appears on a customerGs exterior finished wall. These rust claims arise from the presence of impurities in the sand component of product manufactured by the Company prior to April 1991. The impurities consisted of ferrous and pyrite particles which developed into rust spots when exposed to seasonal weathering conditions. The rust spots affect only the aesthetic appearance of the building and have no impact on its structural integrity.

  The Company has implemented comprehensive quality control procedures specifically aimed at ensuring the elimination of impurities from the manufacturing process. The quality control procedures include independent inspection and analysis of sand sources prior to selecting suppliers, analysis of sand shipments before shipping and again upon arrival at the production facilities, and the inclusion of high powered magnets in the sand handling process at all facilities. These quality control steps were completed and in place by April 1991. The Company has not received any rust warranty claims relating to product produced after April 1991.

  Based on their experience with reported claims, management believes that an estimate of future claims cannot be reasonably determined, since not all product produced prior to April 1991 contained impurities and not all projects having rust spots will result in a claim.

  Rust warranty expense amounted to $2,416,983 in 1994 and $1,904,302 in 1993.

(12) Stockholders Equity
  In addition to the common stock, preferred stock and convertible participating preferred stock, the Holding Company is authorized to issue 25,000 shares of $.01 par nonvoting Class B common stock, and 75,000 shares of preferred stock with a par value of $.01 per share, none of which are outstanding.

  The Class B convertible participating preferred stock has a liquidation value of $146.10 per share plus any declared but unpaid dividends thereon. It is convertible upon the occurrence of specific events relating to change in control of the Holding Company into Class A common stock at a formula specified in the stock issuance certificates. The convertible participating preferred stock has a liquidation priority over common stock and preferred stock but not over Class A preferred stock.

  The Class A preferred stock has a liquidation value of $1,000 plus all accrued and unpaid dividends to date, whether or not declared by the Board of Directors and has preference over all other classes of stock in liquidation.
                                                                     (Continued)

           NARRAGANSETT/DSI ACQUISITION CO., INC. AND SUBSIDIARIES

  During 1991, the Holding Company issued stock options under a non-qualified plan (which was amended in 1993) to certain key employees of Dryvit. These options are for Class B Nonvoting Common Stock, $0.01 par value, of Narragansett/DSI Acquisition Co. At December 31, 1994 and 1993, the total number of shares under option were 2,800 and 3,000 shares, of which 1,922 and 1,411 shares were exercisable, respectively. At December 31, 1994 and 1993, no options had been exercised. The options expire on the tenth anniversary of the option date, or when an employee is no longer employed by Dryvit. The option price for each share is $105.52 per share, which was the estimated fair market value at the date of grant.

  On March 1, 1990, the Holding Company issued three warrants to GE Capital with each having an expiration date of March 1, 2000. The first warrant issued was for the purchases of 9,000 shares of Class A Voting Common Stock of Narragansett/DSI Acquisition Co., Inc., at a purchase price of $32.4675 per share. The second warrant issued was for the purchase of Class B Convertible Participating Preferred Stock of Narragansett/DSI Acquisition Co., Inc., at a purchase price of $178.5714 per share. The third warrant issued was for the purchase of 630 shares of Class A Accreting Preferred Stock of Narragansett/DSI Acquisition Co., Inc., at a purchase price of $1.00 per share. As of December 31, 1994, none of the warrants, nor any part of the warrants, had been exercised.

(13) Amortization Expense
  For the years ended December 31, 1994 and 1993, total amortization expense on goodwill, non-compete agreements and other assets amounted to $2,518,172 and $2,516,529, respectively.

(14) Profit Sharing Plan
  For the years ended December 31, 1994 and 1993, profit sharing expense amounted to $943,893 and $1,019,759, respectively.

(15) Research and Development
  Expenditures for research and development are charged to earnings in the year incurred. Total Research and Development expense was $452,757 and $473,687 for the years ended December 31, 1994 and 1993, respectively.